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PricewaterhouseCoopers (Logo)                         PricewaterhouseCoopers LLP
                                                      P.O. Box 363566
                                                      San Juan, PR 00936-3566
                                                      Telephone (787) 754-9090



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80169) of Popular Inc. of our report dated June 1, 2001 relating to the financial statements of Barco Popular de Puerto Rico Employees' Stock Plan (Puerto Rico), which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


San Juan, Puerto Rico
June 26, 2001